UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
               Pursuant to Section 13 or Section 15(d) of the

                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): March 11, 1998



                                PORTEC, INC.
           (Exact Name of Registrant as Specified in its Charter)


          Delaware               1-500              36-1637250
      (State or other         (Commission          (IRS Employer
      jurisdiction of         File Number)      Identification No.)
       incorporation)


   One Hundred Field Drive, Suite 120, Lake Forest, IL            60045
             (Address of principal executive offices)          (Zip Code)


    Registrant's telephone number, including area code:   (847) 735-2800

   ITEM 5.   OTHER EVENTS.

             Portec, Inc. announced on March 11, 1998 that it had entered into an Agreement and Plan of Merger dated as of March 11, 1998 with MHD Acquisition Corp., an affiliate of J Richard Industries, L.P. (the "Merger Agreement"). Under the Merger Agreement, each share of Portec common stock will be converted into the right to receive $16.00 per share in cash for a total transaction value of approximately $76 million. The transaction is subject to MHD's satisfactory completion of due diligence and MHD obtaining acceptable financing arrangements on or prior to April 10, 1998. In addition, the transaction is subject to approval by Portec's stockholders and certain regulatory agencies, and other customary conditions.

             The foregoing summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed under Item 7 as Exhibit 99.

   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS.

   (c) Exhibits.

   99 Agreement and Plan of Merger Dated as of March 11, 1998 by and between MHD Acquisition Corp. and Portec, Inc.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PORTEC, INC.


   Date:  March 13, 1998              By:   /s/ N. A. Kindl
                                         ---------------------------
                                           N. A. Kindl
                                           Vice President and Secretary

                              INDEX TO EXHIBITS


   Exhibit Number      Description
   --------------      -----------

        99 Agreement and Plan of Merger Dated as of March 11, 1998 by and between MHD Acquisition Corp. and Portec, Inc.